UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2012

Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2012, Teletouch Communications, Inc. a Delaware corporation (the “Company”), Thermo Credit, LLC, a Colorado limited liability company (“Thermo”), Teletouch Licenses, Inc., a Delaware corporation (“TLI”), and Progressive Concepts, Inc., a Texas corporation (“PCI”) entered into that certain Waiver and Amendment No. 5 effective as of February 29, 2012 (“Amendment No. 5”) to the Loan and Security Agreement, as amended to date (the “Loan Agreement”). Under the terms of the Amendment No. 5, the Company made a payment on the outstanding balance of the loan in the amount of $2 million. In consideration for such payment, Thermo agreed, among other things, to (i) waive any and all Events of Default (as the term is defined under the Loan Agreement), and all financial covenants for the 3rd fiscal quarter ended February 29, 2012, (ii) waive any and all Financial Covenant Defaults (as defined under the Loan Agreement) for the 4th fiscal quarter ended May 31, 2012, and not to accelerate collection of the Note for any reason under the Loan Agreement through May 31, 2012, and (iii) not to take any action to exclude, reevaluate or make any redetermination of any property currently included in the Borrowing Base through at least May 31, 2012. In addition, Thermo agreed to grant a conditional future waiver of any and all Financial Covenant Defaults (as defined under the Loan Agreement) and not to accelerate the collection of the Note through August 31, 2012, provided that certain financial performance targets are met by the Company during its 4th fiscal quarter ending May 31, 2012, and that the Company, among other things, refinances certain of its existing loans encumbering the Eligible Real Estate (as defined under the Loan Agreement), thereby providing Thermo with additional proceeds of $1.4 million on or before July 15, 2012. Additional provisions of Amendment No. 5 include accelerating the Revolving Credit Maturity Date from January 31, 2013, to August 31, 2012, with the parties’ agreement that Thermo will have no further obligation to lend or advance any additional funds that may be or become available under the Loan Agreement, and, a modification of the commitment fee due under the Loan Agreement from the $90,000 earned commitment fee for the final twelve month term of the loan that was to end on January 31, 2013, to a monthly commitment fee of $7,500 (based on 0.0625% of the original $12 million loan commitment), earned by and payable to Thermo on the first day of each month beginning February 1, 2012, through the earlier of the month the loan is paid in full, or the August 31, 2012, maturity date, whichever is sooner.

As prior reported on the Company’s 8-K filed February 27, 2012, the Company received a Notice of Borrowing Base Redetermination (the “Notice”) from Thermo on February 21, 2012, whereby Thermo notified the Company of its intent to significantly modify, revalue, adjust and change the assets that comprised the Company’s Borrowing Base. Under the terms of the Loan Agreement, borrowings against the credit facility are comprised of specific advance rates against the individual and aggregate fair value of the Company’s assets, including, among others, real estate, equipment, infrastructure assets, inventory, accounts receivable, intangible assets and notes receivable, such assets collectively comprising the Borrowing Base. However, earlier this year, Thermo informed the Company that it was not in compliance with its own borrowing base and facility with its own lender, explaining its inability to advance any additional funds to the Company for some time. Thermo’s Notice stated that it planned to exclude certain classes of the Company’s assets in their entirety from the Borrowing Base, even though these assets had been previously accepted by Thermo, and have been included in the Borrowing Base for several years - in some instances, since the loan was originated. If such assets were ultimately excluded from the Borrowing Base, the Company would have been obligated to immediately reduce its borrowings by making a payment to Thermo of approximately $3.78 million (based on the reported Borrowing Base calculation as of January 31, 2012).

As reported, the Company expressed to Thermo that it disagreed with the proposed modifications to the Borrowing Base. Thermo’s intent to modify the Borrowing Base was contractually subject to good faith negotiations between the parties over the sixty days following the Company’s receipt of the Notice, i.e., regarding which items to exclude and/or reevaluate to include in the borrowing base, but given Thermo’s stated issues with its own lender, there could be no assurance that any such discussions would have been able to resolve the parties’ disagreements over which items to exclude or include in the revised Borrowing Base, or even if it were possible to agree on any such revisions, whether they would have been done so on terms favorable to the Company.

The Company also reported on February 27, 2012, that it had calculated an over-advance of approximately $1.38 million (based on the reported Borrowing Base calculation as of January 31, 2012), with a corollary obligation to pay Thermo $90,000 in remaining loan commitment fees. During the discussions that followed receipt of the Notice, Thermo further informed the Company that its own calculation of the over-advanced loan amount was over $2 million. The Company expressed to Thermo that it disagreed with such calculation. Regardless, as a result and prior to entering into Amendment No. 5, the Company may have been obligated to pay to Thermo a total of over $5.87 million, by no later than April 22, 2012.

On March 8, 2012, Thermo withdrew and rescinded the Notice in anticipation of the parties’ completing and entering into the above-referenced Amendment No. 5.

Since at least the beginning of this year, both together and separately, Thermo and Teletouch have been working to move part or all of the Company’s current loan facility to a new financial provider(s) and has been actively working with Thermo to re-finance with new lenders, all or part of its existing indebtedness to Thermo, as a result of the restrictions placed on Thermo by its own lender. As of the date hereof, TLL has not secured new financing to replace Thermo, but is in discussions with a number of potential lenders, and will publicly report any refinancing actions as they occur. There is no assurance given that such discussions will yield any results or that even if they do, they will be concluded on the terms favorable to the Company.

Following the $2 million payment made in conjunction with Amendment No. 5, and as of the date hereof, the Company has a total of approximately $8.4 million outstanding under the credit facility Agreement with Thermo.

The foregoing description of the Amendment No. 5 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement, which contains additional terms customary to the agreements of this nature. A copy of the Amendment No. 5 is filed as an exhibit to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

10.1	Waiver and Amendment No. 5 to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2012	By: /s/	Douglas E. Sloan
Name: Douglas E. Sloan